UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

TERRA NITROGEN COMPANY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	033-43007	73-1389684
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
The sole purpose of this Current Report on Form 8-K/A is to report the correction of a statement contained in the Terra Nitrogen Company, L.P. (“TNCLP”) press release issued August 5, 2015 announcing TNCLP's results for the quarter ended June 30, 2015 (the "Original Press Release"). The Original Press Release was attached as Exhibit 99.1 to the Current Report on Form 8-K furnished to the Securities and Exchange Commission by TNCLP on August 6, 2015 (the “Original Form 8-K”).

On August 5, 2015, TNCLP issued a press release correcting and replacing the Original Press Release (the "Corrected Press Release"). The correction was to replace the sentence in the Original Press Release reading, "In the second quarter of 2015, capital expenditures were $67.4 million as compared to $27.4 million in 2014, with the increase primarily due to plant turnaround activities," with a sentence reading, "In the first half of 2015, capital expenditures were $67.4 million as compared to $27.4 million in 2014, with the increase primarily due to plant turnaround activities."

This Form 8-K/A, including the press release attached as Exhibit 99.1 hereto, corrects and supersedes the Original Form 8-K. Other than the correction of the error discussed in this Explanatory Note, no changes have been made to the information in the Original Form 8-K or the exhibit furnished therewith; all other information included in the Original Form 8-K remains unchanged.

Item 2.02.    Results of Operations and Financial Condition.
Attached and incorporated herein by reference as Exhibit 99.1 is a corrected press release announcing TNCLP's results for the quarter ended June 30, 2015. The corrected press release includes the change described in the Explanatory Note above.

The information set forth herein, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.
Exhibit No.    Description of Exhibit

99.1	Corrected press release dated August 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA NITROGEN COMPANY, L.P.
		By:	Terra Nitrogen GP Inc.
		Its:	General Partner

		By:	/s/ Dennis P. Kelleher
		Name:	Dennis P. Kelleher
		Title:	Senior Vice President and Chief Financial Officer
Date:	August 6, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Corrected press release dated August 5, 2015

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